UMB Financial Corporation

News Release

1010 Grand Boulevard Kansas City, MO 64106 816.860.7000 umb.com

//FOR IMMEDIATE RELEASE//

Contact: Mandie Nelson, 816.860.5088

Investor Relations Contact: Begonya Klumb, 816.860.7906

UMB Financial Corporation Reports 2008 First Quarter Earnings of $32.4 million

Excluding Visa-related impact, UMB achieved record net income of $24.1 million or 39.1 percent growth

Selected financial highlights:
·	Record quarterly revenue of $149.4 million
·	Record noninterest income of $85.0 million
·	Record loan balances of $4.1 billion
·	Net interest margin increased 18 basis points to 3.50 percent
·	Nonperforming loans decreased to 0.12 percent of loans
·	Net chargeoffs decreased to 0.15 percent of average loans

Kansas City, Mo. (April 22, 2008) – UMB Financial Corporation (NASDAQ: UMBF), a multi-bank holding company, announced earnings for the three-months ended March 31, 2008 of $32.4 million or $0.79 per share ($0.78 diluted). This is an increase of $15.0 million, or 86.8 percent, compared to the first quarter 2007 earnings of $17.3 million or $0.41 per share ($0.41 diluted).

“Simply stated, this quarter was a record quarter on its own merit,” commented Mariner Kemper, Chairman and CEO of UMB Financial Corporation. “We achieved record quarterly earnings and revenue, with or without the impact of Visa, Inc.’s (Visa) Initial Public Offering (IPO). These times of unprecedented pressure in the financial services industry have validated our time-tested business model based on a proven risk profile and uncompromised underwriting standards. Our solid foundation together with disciplined execution of our strategies, has led to strong financial performance.”

As a direct result of Visa’s IPO, the current quarter included a pre-tax gain of $8.9 million from the mandatory redemption of a portion of the company’s Class B shares in Visa. The company also reduced its liability accrual by $4.0 million related to the company’s estimated share of Visa’s covered litigation. This reduction was a result of funding the covered litigation escrow by Visa, also part of their IPO process.

Excluding the Visa-related transactions, net income for the first quarter increased 39.1 percent to $24.1 million or $0.59 per share ($0.58 diluted). A table reconciling GAAP net income for these items for the quarter is included with this release.

Net Interest Income and Margin

Net interest income for the first quarter of 2008 increased $7.4 million, or 13.0 percent, compared to the same period in 2007 due primarily to higher average earning assets and increasing net interest margin in a declining rate environment. Average earning assets increased by $478.0 million, or 6.5 percent, as compared to the first quarter of 2007. This increase was due to a $212.6 million, or 5.5 percent, increase in average loans and a $301.0 million, or 10.4 percent, increase in total securities, including trading securities and other. Net interest margin increased 18 basis points to 3.50 percent for the three months ended March 31, 2008 as compared to the same quarter in 2007. Largely contributing to the margin improvement was a reduction of 89 basis points in the average cost of our interest-bearing liabilities, which offset a decrease in our average earning-asset yield of 46 basis points.

“The first quarter net interest margin improvement is a reflection of our success in implementing the strategy to optimize our balance sheet,” said Mike Hagedorn, Chief Financial Officer. “This strategy over the last couple of years has led to a larger balance sheet, continued improvement in our earning asset mix, longer average life of our investment portfolio and disciplined deposit rate management. While these actions have positioned us well to improve margin, our balance sheet has retained the high-quality and lower-risk profile that differentiates us from most of our competitors.”

Noninterest Income and Expense

Noninterest income increased $17.6 million, or 26.0 percent, for the three months ended March 31, 2008 compared to the same period in 2007. Trust and securities processing income increased $3.9 million, or 14.4 percent, for the three months ended March 31, 2008 compared to the same period in 2007. This increase was primarily due to a $1.0 million, or 12.4 percent, increase in fee income from UMB Scout Funds and a $3.6 million, or 42.5 percent, increase in fund administration and distribution services, offset by a decrease of $1.0 million of securities transfer income primarily due to the sale of the Securities Transfer product during the third quarter of 2007. Deposit service charges were $1.7 million, or 9.2 percent, higher in the first quarter 2008 than in the same period in 2007 due mostly to greater individual overdraft and return item charges as well as pricing changes implemented at the beginning of 2007. An $8.9 million gain was recognized on the mandatory partial redemption of the company’s holdings of Class B shares of Visa. This redemption was part of the IPO of Visa during the first quarter of 2008. Excluding this redemption gain on the Visa transaction, noninterest income increased 12.9 percent.

“One of our company’s greatest strengths during this time of economic uncertainty is our ability to continue to drive improvement in our fee-based businesses,” said Peter deSilva, President and Chief Operating Officer. “Noninterest income grew 26.0 percent for the quarter and 12.9 percent, excluding the Visa-related gain. Our Asset Management and Fund Services divisions, as well as our Bankcard business, continue to drive this growth. Assets Under Management benefited from $319 million in net flows into our equity, bond and money market UMB Scout Funds. We are very committed to this business and will continue to invest in it for the long-term. Finally, our Healthcare Services’ deposits and investment assets grew to nearly $122 million, or 49 percent higher than the same period last year.”

Noninterest expense increased $1.1 million, or 1.1 percent, for the three months ended March 31, 2008 compared to the same period in 2007. Salary expense increased by $3.9 million, or 7.5 percent, mostly due to higher employee base salaries, higher commissions and bonuses, and higher cost of benefits. Occupancy increased $0.5 million, or 7.5 percent, mainly from increased repair and maintenance costs on existing facilities, higher utility costs and additional facility security costs. Marketing and business development increased $0.4 million, or 10.0 percent, due to timing of marketing initiatives in the first quarter of 2008 compared to the same quarter in 2007. Processing fees increased $1.0 million, or 15.5 percent, due to increased third party custodian fees related to international transactions from mutual fund clients and sub-transfer agency fees paid for the shareholder servicing of the UMB Scout Funds. A reduction of the covered litigation provision of $4.0 million related to the Visa-covered litigation escrow established through the Visa IPO was recorded in the first quarter 2008. Excluding this litigation liability transaction, noninterest expense increased 5.2 percent.

Balance Sheet

Average total assets for the three months ended March 31, 2008 were $8.7 billion compared to $8.2 billion for the same period in 2007, an increase of $539.3 million, or 6.6 percent. Average earning assets increased by $478.0 million, or 6.5 percent.

Actual loan balances on March 31, 2008 were $4.1 billion, compared to $3.9 billion on March 31, 2007. These balances were as follows:

				Percent
Loans by Category (in thousands)	March 31, 2008	March 31, 2007	Change	Change
Commercial, financial and agricultural	$2,009,749	$1,706,234	$303,515	17.8%
Real estate construction	81,545	84,676	(3,131)	(3.7)%
Consumer	714,623	933,307	(218,684)	(23.4)%
Real estate	1,301,782	1,162,995	138,787	11.9%
Leases	6,110	6,391	(281)	(4.4)%

Loans before loans held for sale	4,113,809	3,893,603	220,206	5.7%

Loans held for sale	18,262	16,204	2,058	12.7%

Total loans and loans held for sale	$4,132,071	$3,909,807	$222,264	5.7%

Nonperforming loans decreased to $5.1 million at March 31, 2008 compared to $7.6 million at March 31, 2007. As a percentage of total loans, nonperforming loans were 0.12 percent of loans as of March 31, 2008 and 0.20 at March 31, 2007. Nonperforming loans are defined as nonaccrual loans and restructured loans. The company’s allowance for loan losses totaled $47.5 million, or 1.15 percent of total loans as of March 31, 2008, compared to $44.8 million, or 1.15 percent of total loans as of March 31, 2007.

For the three months ended March 31, 2008, average securities, including trading securities and other, totaled $3.2 billion. This is an increase of $301.0 million, or 10.4 percent from the same period in 2007. Average federal funds sold and resell agreements for the first quarter decreased $35.7 million, or 6.6 percent over the same period in 2007 to $505.7 million.

Average total deposits increased $502.5 million, or 8.9 percent, to $6.2 billion for the three months ended March 31, 2008, compared to the same period in 2007. The increase in deposits came primarily from our public funds, mutual fund processing and treasury management businesses. Average time deposit accounts increased by $219.3 million, or 16.8 percent, for the three months ended March 31, 2008 as compared to 2007. Average money market accounts increased by $197.6 million, or 19.1 percent, in 2008 as compared to 2007. Total deposits as of March 31, 2008 were $6.5 billion, compared to $5.6 billion at March 31, 2007, a 16.0 percent increase.

As of March 31, 2008, UMB had total shareholders’ equity of $923.8 million, a 7.5 percent increase from the prior year. For the three months ended March 31, 2008, the company repurchased 485,064 shares at an average price of $38.33 per share, for a total cost of $18.6 million.

The company plans to host a conference call to discuss its first quarter results on April 23, 2008, at 8:30 a.m. (CDT). Interested parties may access the call by dialing U.S./Canada (toll-free) 800.240.7305 or access the following Web link at least ten minutes before the call begins: http://w.on24.com/r.htm?e=106698&s=1&k=FCC3AFA3381EF9395F620931B1364C50 or visit umb.com, Investor Relations, to access the link to the live call.

A replay of the conference call may be heard until April 30, 2008, by calling U.S./Canada (toll-free) 800.405.2236 or 303.590.3000. The replay pass code required for playback is conference ID 11111249#. The call replay may also be accessed via the company's Web site, umb.com, by visiting the Investor Relations’ area.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in general economic conditions, changes in interest rates, changes in the securities markets, changes in operations, changes in competition, technology changes, legislative or regulatory changes, the ability of customers to repay loans, changes in loan demand, increases in employee costs, and other risks and uncertainties detailed in UMB’s filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

Non-GAAP Financial Measures:

Certain financial measures contained in this press release exclude the decrease of the liability accrual related to Visa’s covered litigation provision as well as the pre-tax gain from the mandatory redemption of a portion of the company’s class B shares in Visa. Financial measures which exclude the above-referenced items have not been determined in accordance with generally accepted accounting principles and are therefore non-GAAP financial measures. Management of UMB believes that investors’ understanding of the company’s performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the company’s ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies. The attached Non-GAAP Reconciliation Schedule provides a reconciliation of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a multi-bank holding company headquartered in Kansas City, Missouri, offering complete banking, asset management, health spending solutions and related financial services to both individual and business customers nationwide. Its banking subsidiaries own and operate 136 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include an investment services group based in Milwaukee, Wisconsin, single-purpose companies that deal with brokerage services and insurance and a registered investment advisor that manages the company’s proprietary mutual funds.

NON-GAAP RECONCILIATION SCHEDULE

UMB Financial Corporation

(all dollars in thousands) (unaudited)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2008	2007

Net interest income after provision for loan losses	$61,374	$55,464
Noninterest income	84,989	67,439
Noninterest expense	99,226	98,160
Income tax provision	14,781	7,419

Net income	32,356	17,324

Adjustments
Noninterest income
Gain on mandatory redemption of Visa, Inc.
class B common stock	(8,875)	-
Noninterest expense
Covered litigation provision	(4,023)	-

Total Adjustments pre-tax	(12,898)	-
Income tax provision	(4,643)	-

After tax adjustments to GAAP	(8,255)	-

Adjusted net income	$24,101	$17,324

The above table presents the variation in net income on an as reported (GAAP) basis and excluding certain gains related to the redemption of Class B common shares of Visa, Inc. and the adjustment of the covered litigation provision. The press release includes commentary that compares both GAAP and non-GAAP financial measures.

CONSOLIDATED BALANCE SHEETS

UMB Financial Corporation

(all dollars in thousands) (unaudited)

March 31,

Assets

2008

2007

Loans	$4,113,809	$3,893,603
Allowance for loan losses	(47,481)	(44,763)

Net loans	4,066,328	3,848,840

Loans held for sale	18,262	16,204
Investment Securities:
Available for sale	3,002,325	2,656,391
Held to maturity	39,502	41,748
Federal Reserve Bank stock and other	19,186	15,392
Trading securities	27,133	87,971

Total investment securities	3,088,146	2,801,502

Federal funds and resell agreements	628,857	430,369
Cash and due from banks	682,533	450,891
Bank premises and equipment, net	229,951	237,270
Accrued income	62,410	57,301
Goodwill	94,512	94,670
Other intangibles	15742	18,669
Other assets	48,676	44,317

Total assets	$8,935,417	$8,000,033

Liabilities
Deposits:
Noninterest - bearing demand	$2,210,944	$1,812,675
Interest - bearing demand and savings	2,857,861	2,610,851
Time deposits under $100,000	908,510	763,588
Time deposits of $100,000 or more	559,617	445,850

Total deposits	6,536,932	5,632,964

Federal funds and repurchase agreements	1,299,752	1,396,491
Short-term debt	15,154	2,136
Long-term debt	35,029	37,204
Accrued expenses and taxes	86,894	52,158
Other liabilities	37,857	19,828

Total liabilities	8,011,618	7,140,781

Shareholders' Equity
Common stock	55,057	55,057
Capital surplus	703,429	700,161
Retained earnings	457,028	391,880
Accumulated other comprehensive income (loss)	36,136	(9,839)
Treasury stock	(327,851)	(278,007)

Total shareholders' equity	923,799	859,252

Total liabilities and shareholders' equity	$8,935,417	$8,000,033

Consolidated Statements of Income	UMB Financial Corporation

(unaudited, dollars in thousands except share and per share data)
	Three Months Ended
	March 31,
Interest Income	2008	2007

Loans	$ 64,638	$66,102
Securities:
Taxable Interest	27,463	24,742
Tax-exempt interest	6,614	6,027

Total securities income	34,077	30,769
Federal funds and resell agreements	4,087	7,206
Trading securities and other	312	596

Total interest income	103,114	104,673

Interest Expense

Deposits	27,950	28,818
Federal funds and repurchase agreements	10,282	18,355
Short-term debt	92	103
Long-term debt	416	433

Total interest expense	38,740	47,709

Net interest income	64,374	56,964
Provision for loan losses	3,000	1,500

Net interest income after provision for loan losses	61,374	55,464

Noninterest Income
Trust and securities processing	31,231	27,288
Trading and investment banking	5,514	4,838
Service charges on deposits	20,622	18,889
Insurance fees and commissions	1,140	676
Brokerage fees	2,094	2,077
Bankcard fees	10,721	10,146
Gains on sales of securities available for sale	382	10
Gain on mandatory redemption of Visa, Inc. class B
common stock	8,875	-
Other	4,410	3,515

Total noninterest income	84,989	67,439

Noninterest Expense
Salaries and employee benefits	55,041	51,191
Occupancy, net	7,647	7,114
Equipment	13,282	13,357
Supplies and services	5,862	5,720
Marketing and business development	3,890	3,537
Processing fees	7,676	6,646
Legal and consulting	1,103	1,525
Bankcard	2,857	3,342
Amortization of other intangibles	721	734
Covered litigation provision	(4,023)	-
Other	5,170	4,994

Total noninterest expense	99,226	98,160

Income before income taxes	47,137	24,743
Income tax provision	14,781	7,419

Net income	$ 32,356	$17,324

Per Share Data
Net income- Basic	$ 0.79	$0.41
Net income- Diluted	0.78	0.41
Dividends	0.15	0.14
Weighted average shares outstanding	40,977,349	42,032,581

Consolidated Statements of
Shareholders' Equity					UMB Financial Corporation

(all dollars in thousands)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Income (Loss)	Stock	Total

Balance - January 1, 2007	$55,057	$699,794	$380,464	$(17,259)	$ (269,181) $	848,875

Comprehensive income (loss)
Net income	-	-	17,324	-	-	17,324

Change in unrealized losses on
securities	-	-	-	7,420	-	7,420

Total comprehensive income						24,744
Cash dividends ($0.14 per share)	-	-	(5,908)	-	-	(5,908)
Purchase of treasury stock	-		-	-	(9,702)	(9,702)
Issuance of stock awards	-	(455)	-	-	592	137
Recognition of stock based
compensation	-	645	-	-	-	645
Sale of treasury stock	-	71	-	-	44	115
Exercise of stock options	-	106	-	-	240	346

Balance – March 31, 2007	$ 55,057	$700,161	$391,880	$(9,839)	$(278,007)	$859,252

Balance – January 1, 2008	$ 55,057	$702,914	$430,824	$12,246	$(310,467)	$890,574
Comprehensive income
Net income	-	-	32,356	-	-	32,356
Other Comprehensive income
Change in unrealized gains on
securities	-	-	-	23,890	-	23,890

Total comprehensive income						56,246
Cash dividends ($0.15er share)	-	-	(6,152	-	-	(6,152)
Purchase of treasury stock	-	-	-	-	(18,594)	(18,594)
Issuance of stock awards	-	(729)	-	-	869	140
Recognition of stock based
compensation	-	922	-	-	-	922
Net tax benefit related to equity
compensation plans	-	142	-	-	-	142
Sale of treasury stock	-	82	-	-	45	127
Exercise of stock options	-	98	-	-	296	394

Balance – March 31, 2008	$ 55,057	$703,429	$457,028	$36,136	$(327,851)	$923,799

Average Balances / Yields and Rates			UMB Financial Corporation

(tax - equivalent basis)

(all dollars in thousands)(unaudited)		Three Months Ended March 31,
	2008		2007

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$ 4,079,731	6.38%	$3,867,083	6.94%
Securities:
Taxable	2,394,220	4.61	2,135,927	4.70
Tax-exempt	766,409	5.21	702,724	5.06

Total securities	3,160,629	4.76	2,838,651	4.79
Federal funds and resell agreements	505,669	3.25	541,339	5.40
Trading securities and other	40,192	3.48	61,163	4.05

Total earning assets	7,786,221	5.50	7,308,236	5.96
Allowance for loan losses	(47,008)		(44,978)
Other Assets	950,845		887,458

Total assets	$ 8,690,058		$8,150,716

Liabilities and Shareholders' Equity
Interest-bearing deposits	$ 4,344,963	2.59%	$3,893,144	3.00%
Federal funds and repurchase agreements	1,446,142	2.86	1,497,096	4.97
Borrowed funds	49,325	4.14	46,252	4.70

Total interest-bearing liabilities	5,840,430	2.67	5,436,492	3.56
Noninterest-bearing demand deposits	1,830,036		1,779,403
Other liabilities	97,964		77,263
Shareholders' equity	921,628		857,558

Total liabilities and shareholders' equity	$ 8,690,058		$8,150,716

Net interest spread	2.83%	2.40%
Net interest margin	3.50	3.32

FIRST QUARTER 2008
FINANCIAL HIGHLIGHTS	UMB Financial Corporation

(all dollars in thousands, except per share data) (unaudited)

Three Months Ended March 31	2008	2007

Net interest income	$64,374	$56,964
Provision for loan losses	3,000	1,500
Noninterest income	84,989	67,439
Noninterest expense	99,226	98,160
Income before income taxes	47,137	24,743
Net income	32,356	17,324
Net income per share - Basic	0.79	0.41
Net income per share - Diluted	0.78	0.41
Return on average assets	1.50%	0.86%
Return on average equity	14.12%	8.19%

At March 31

Assets	$8,935,417	$8,000,033
Loans, net of unearned interest	4,113,809	3,893,603
Securities	3,088,146	2,801,502
Deposits	6,536,932	5,632,964
Shareholders' equity	923,799	859,252
Book value per share	22.57	20.42
Market price per share	41.20	37.76
Equity to assets	10.34%	10.74%
Allowance for loan losses	$47,481	$44,763
As a % of loans	1.15%	1.15%
Nonaccrual and restructured loans	$5,054	$7,613
As a % of loans	0.12%	0.20%
Loans over 90 days past due	$3,634	$4,143
As a % of loans	0.09%	0.11%
Other real estate owned	$1,380	$310
Net loan charge-offs year-to-date	$1,505	$1,663
As a % of average loans	0.15%	0.17%

Common shares outstanding	40,932,607	42,078,002

Average Balances
Three Months Ended March 31

Assets	$8,690,058	$8,150,716
Loans, net of unearned interest	4,079,731	3,867,083
Securities	3,160,629	2,838,651
Deposits	6,174,999	5,672,547

Shareholders' equity	921,628	857,558

Selected Financial Data
of Affiliate Banks	UMB Financial Corporation

(all dollars in thousands)(unaudited)	March 31, 2008
Loans

		Net of
	Total	Unearned	Total	Shareholders'
Missouri	Assets	Interest	Deposits	Equity

UMB Bank, n.a.	$ 7,728,617	$3,370,074	$5,715,878	$629,357

Colorado

UMB Bank Colorado, n. a.	789,430	490,539	543,782	141,975

Kansas

UMB National Bank of America	627,878	219,125	361,033	67,138

Arizona

UMB Bank Arizona, n. a.	44,543	45,559	11,176	8,688

Banking - Related Subsidiaries

UMB Community Development Corporation
UMB Banc Leasing Corp.
UMB Financial Services, Inc.
UMB Scout Insurance Services, Inc.
UMB Capital Corporation
United Missouri Insurance Company
UMB Trust Company of South Dakota
Scout Investment Advisors, Inc.
UMB Fund Services, Inc.
UMB Consulting Services, Inc.
Kansas City Realty Company
Kansas City Financial Corporation
UMB Redevelopment Corporation
UMB Realty Company, LLC
UMB National Sales Corporation
Grand Distribution Services, LLC
UMB Distribution Services, LLC